Exhibit (a)(1)(E)

OFFER TO PURCHASE FOR CASH

All Outstanding Shares of Common Stock

of

Metromedia International Group, Inc.

at

$1.80 Net Per Share In Cash

by

CaucusCom Mergerco Corp.

a wholly owned subsidiary of

CaucusCom Ventures L.P.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON AUGUST 14, 2007, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration is an Offer to Purchase, dated July 18, 2007 (the “Offer to Purchase”), and the related Letter of Transmittal (which together, as amended, supplemented or otherwise modified from time to time constitute the “Offer”) in connection with the offer by CaucusCom Mergerco Corp., a Delaware corporation (“Purchaser”), a wholly owned subsidiary of CaucusCom Ventures L.P. (“Parent”), a British Virgin Islands limited partnership, to purchase all the outstanding shares of common stock, par value $0.01 per share (the “Common Shares”), of Metromedia International Group, Inc. (the “Company”), at a price of $1.80 per share, net to the seller in cash (subject to applicable withholding taxes), without interest thereon.

The purpose of the Offer is for Parent, through Purchaser, to acquire control of the Company. If the Offer is consummated, and certain conditions are satisfied or waived, Purchaser will be merged with and into the Company (the “Merger”), and the Company will be the surviving corporation, pursuant to an Agreement and Plan of Merger, dated as of July 17, 2007 (the “Merger Agreement”), by and among Parent, Purchaser and the Company.

We are the holder of record of Common Shares for your account. A tender of such Common Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Common Shares held by us for your account.

We request instructions as to whether you wish us to tender on your behalf any or all of the Common Shares held by us for your account, upon the terms and conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Your attention is directed to the following:

1.	The offer price is $1.80 per share, net to you in cash, without interest, upon the terms and subject to the conditions of the Offer.
2.	The Offer is being made for all outstanding Common Shares.
3.	The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on August 14, 2007, unless the Offer is extended.
4.	The Offer is conditioned upon a number of conditions as set forth in the Offer to Purchase.
5.

The board of directors of the Company has (i) determined that the terms of the Offer, the Merger and the other transactions contemplated by the Merger Agreement are fair and declared it advisable for the Company to enter in the Merger Agreement, (ii) approved the execution, delivery and performance of the Merger Agreement and the consummation of the Offer, the Merger and the other transactions contemplated by the Merger Agreement, and (iii) recommended that the holders of Common Shares accept the Offer and tender their Common Shares in the Offer and, if necessary, approve and adopt the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

6.

Tendering stockholders who are registered holders of Common Shares or who tender their Common Shares directly to Mellon Investor Services LLC, the Depositary for the Offer (the “Depositary”), will not be obligated to pay brokerage fees or commissions or, subject to the Offer to Purchase and the Instructions of the Letter of Transmittal, stock transfer taxes on the transfer sale of Common Shares pursuant to the Offer.

7.

Notwithstanding any other provision of the Offer, payment for Common Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary, of (a) certificates for Common Shares pursuant to the procedures set forth in the Offer to Purchase, or timely book-entry confirmation with respect to such Common Shares, (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees or in the case of a book entry transfer, an Agent’s Message (as defined in the Offer to Purchase), and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates representing Common Shares or book-entry confirmations are actually received by the Depositary.

If you wish to have us tender any or all of your Common Shares, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Common Shares, all such Common Shares will be tendered unless otherwise specified on the revise side of this letter hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

Purchaser is not aware of any state in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid statute. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Common Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

OFFER TO PURCHASE FOR CASH

All Outstanding Shares of Common Stock

of

Metromedia International Group, Inc.

at

$1.80 Net Per Share In Cash

by

CaucusCom Mergerco Corp.

a wholly owned subsidiary of

CaucusCom Ventures L.P.

In connection with the offer by CaucusCom Mergerco Corp. (“Purchaser”), a wholly owned subsidiary of CaucusCom Ventures L.P. (“Parent”), to purchase all the outstanding shares of common stock, par value $0.01 per share (the “Common Shares”), of Metromedia International Group, Inc. (the “Company”), at a price of $1.80 per share, net to the seller in case (subject to applicable withholding taxes), without interest thereon, the undersigned hereby acknowledge(s) receipt of your letter dated July 18, 2007, the enclosed Offer to Purchase, dated July 18, 2007, and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the “Offer”).

This will instruct you to tender the number of Common Shares indicated below (or, if no number is indicated below, all Common Shares) that are held for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

NUMBER OF SHARES TO BE TENDERED: __________________________ Common Shares*

Account Number: ___________________________________________________

Taxpayer Identification or Social Security Number(s): _________________________

__________________________________________________________________

Dated: ____________________________________, 2007

*Unless otherwise indicated, it will be assumed that all Common Shares held by us for your account are to be tendered.

SIGN BELOW

Signature(s)

Please Type or Print Name(s) Below:

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

Please Type or Print Address(es) Below:

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

Please Type or Print Area Code and Telephone Number(s):

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________